SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Gateway, Inc.

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GATEWAY, INC.

7565 IRVINE CENTER DRIVE

IRVINE, CA 92618-2930

Dear Fellow Stockholders:

You are cordially invited to attend the 2006 annual meeting of stockholders of Gateway, Inc., to be held on Wednesday, May 17, 2006 at 9:00 a.m., local time, at the Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California.

The business we will discuss at the annual meeting is described in the enclosed Proxy Statement and formal Notice of Annual Meeting of Stockholders. Also enclosed is Gateway’s 2005 Annual Report to stockholders.

We look forward to the opportunity to discuss at the meeting our plans for 2006. We appreciate your investment in Gateway and we are working hard to keep your trust.

Sincerely,

Richard D. Snyder

Chairman of the Board

April 19, 2006

GATEWAY, INC.

7565 Irvine Center Drive

Irvine, CA 92618-2930

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Wednesday, May 17, 2006

Time	9:00 a.m., Pacific Time

Place	Westin South Coast Plaza, 686 Anton Blvd., Costa Mesa, California

Items of Business	1. The election of two Class I Directors;

2. The ratification of the appointment of Deloitte & Touche LLP as Gateway’s independent registered public accounting firm; and

3. The transaction of such other business as may properly come before the annual meeting.

Record Date	You are entitled to vote only if you were a holder of record of Gateway common stock at the close of business on March 23, 2006.

Voting	We encourage you to attend the annual meeting in person or to vote your shares by signing, dating and returning the enclosed proxy card at your earliest convenience or if your shares are held in a stock brokerage account or by a bank or other nominee, you may direct your vote in the manner prescribed by your broker or nominee. Voting by telephone or the Internet is fast and convenient and helps reduce costs for Gateway. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person.

A list of stockholders as of the close of business on the record date will be available for examination by any stockholder, for any purpose germane to the meeting, during normal business hours for a period of 10 days prior to the annual meeting at the office of the Corporate Secretary of Gateway located at 7565 Irvine Center Drive, Irvine, CA 92618-2930.

By Order of the Board of Directors

Michael R. Tyler

Senior Vice President, General Counsel & Secretary

Irvine, California

April 19, 2006

GATEWAY, INC.

7565 Irvine Center Drive

Irvine, CA 92618-2930

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these materials?

Our Board of Directors is providing these proxy materials for you in connection with our 2006 annual meeting of stockholders, which will take place on May 17, 2006. Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. These materials were mailed to you on or about April 21, 2006.

What information is contained in these materials?

The information included in this proxy statement relates to the items of business to be voted on at the annual meeting, the voting process, the compensation of our directors and our most highly paid officers, and certain other required disclosures. Our 2005 Annual Report and audited financial statements, proxy card and return envelope are also enclosed.

What items of business will be voted on at the annual meeting?

1.	The election of two Class I Directors;

2.	The ratification of the appointment of Deloitte & Touche LLP as Gateway’s independent registered public accounting firm; and

3.	Consideration and transaction of such other business as may properly come before the annual meeting.

What is Gateway’s voting recommendation?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are described below in detail under each of the two proposal sections of this proxy statement. In summary, the Board recommends a vote:

•	“FOR” election of the Class I nominees to the Board; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as Gateway’s independent registered public accounting firm.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What shares can be voted?

All shares of common stock owned by you of record as of the close of business on March 23, 2006 may be voted. You may cast one vote per share of common stock. On the March 23, 2006, we had 372,229,940 shares of common stock outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, UMB Bank, you are considered the stockholder of record, with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to proxy holders or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting or by proxy. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also direct your broker or nominee to vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the stockholder of record may be voted in person by you at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification and your holdings of Gateway stock. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the annual meeting?

If you hold shares directly as the stockholder of record (meaning your name is included on the security holder file maintained by our transfer agent, UMB Bank), you may direct your vote without attending the annual meeting by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope.

If you hold shares beneficially in street name, you may direct your broker or nominee to vote without attending the annual meeting in the manner prescribed by your broker or nominee, which will include voting by the Internet or telephone. Please refer to the enclosed materials for details.

Can I change my vote or revoke my proxy?

You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet or telephone, if you hold shares beneficially in street name, or by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions) or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote at the meeting. You may also revoke your proxy by providing written notice to the Corporate Secretary of Gateway.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the ratification of Deloitte & Touche LLP, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you indicate on your proxy card that you wish to “ABSTAIN” from voting on an item, your shares will not be voted on that item. Abstentions are not counted in determining the number of shares voted for or against any management or stockholder proposal, but will be counted to determine whether there is a quorum present. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting.

What is the voting requirement to approve each of the proposals?

In the election for directors, the two persons receiving the highest number of “FOR” votes will be elected. This is referred to as the plurality of votes cast. The ratification of independent accountants require the affirmative “FOR” vote of a majority of those shares present in person or by proxy at the annual meeting and entitled to vote.

What is the quorum requirement for the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2006.

What do I need to do to attend in person?

Attendance at the annual meeting is limited to stockholders, each of whom may bring one guest. For safety and security reasons, video and audio recording devices and certain other electronic devices will not be allowed in the meeting. All meeting attendees may be asked to present a valid, government issued photo identification, such as a driver’s license or passport, before entering the meeting, and attendees may be subject to security inspections.

Stockholders will be admitted to the annual meeting only upon verification of ownership. For registered stockholders, we will verify your identification with our listing of record date stockholders. If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 23, 2006, the record date.

Will the annual meeting be webcast?

We are pleased to offer an audio webcast of the annual meeting. If you choose to listen to the audio webcast, you may do so at the time of the meeting through the link on http://www.gateway.com.

How will business be conducted at the annual meeting?

The Chairman of the Board has broad authority to conduct the annual meeting in an orderly manner. This authority includes establishing rules for stockholders who wish to address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

How may I communicate with Gateway’s Board or the non-management directors on Gateway’s Board?

Stockholders and other parties interested in communicating directly with a member or members of the Board or the non-management directors as a group may do so by addressing their correspondence to the Board member or members, c/o our Corporate Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications delivered to our Corporate Secretary will be forwarded to the Board or specified Board members.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Corporate Governance Guidelines are available at http://www.gateway.com/about/corp_responsibility/guidelines.shtml and will be provided in printed form to any stockholder who requests them from us.

Board Independence

Our Corporate Governance Guidelines include a definition of director independence that meets the listing standards of the New York Stock Exchange (“NYSE”). Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of Director independence in January 2006. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and Gateway and its subsidiaries and affiliates. The Board also examined transactions and relationships between Directors or their affiliates and members of our senior management or their affiliates. As a result of this review, the Board affirmatively determined that each of the current directors standing for re-election has no material relationship with Gateway (directly or as a partner, stockholder or officer of an organization that has a relationship with Gateway) and is “independent” within the meaning of our and the NYSE’s director independence standards. Furthermore, the Board has affirmatively determined that each of the members of each of the standing committees of the Board has no material relationship with Gateway (directly or as a partner, stockholder or officer of an organization that has a relationship with Gateway) and is “independent” within the meaning of our and the NYSE’s director independence standards. Only Mr. Snyder is considered an inside Director because of his current employment as our interim chief executive officer.

Composition and Meetings of the Board of Directors and Committee Meetings

During 2005, the Board met nine times. The standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance & Nominating Committee. Each director attended at least 75% of the meetings of the Board and, with the exception of Mr. Carey, each director attended at least 75% of the meetings of each committee on which such director served during 2005. Under our Corporate Governance Guidelines, Directors are expected to attend all meetings of the Board and each committee on which they serve. The membership and the function of each committee during the last fiscal year are described below. Directors are encouraged to attend the annual meetings of our stockholders. All of our directors attended the last annual meeting of stockholders.

	Audit	Compensation	Corporate Governance & Nominating
Directors:
Quincy L. Allen(1)		X	X
Charles G. Carey	X	X
Janet M. Clarke(2)		X	Chair
George H. Krauss(3)	X	X	X
Douglas L. Lacey	Chair	X
Joseph G. Parham, Jr.		Chair	X
Richard D. Snyder(4)
Number of Meetings in Fiscal 2005	17	8	6

(1)	Mr. Allen joined the Board in January 2006.
(2)	Ms. Clarke became the chair of the Corporate Governance & Nominating Committee in February 2006 when Mr. Snyder became our interim chief executive officer.
(3)	Mr. Krauss became the third member of the Audit Committee in February 2006 when Mr. Snyder became our interim chief executive officer.

(4)	Mr. Snyder chaired the Corporate Governance & Nominating Committee and served on the Audit Committee until February 2006 when he became our interim chief executive officer.

The Audit Committee, consisting of Messrs. Lacey (chair), Carey and Krauss, met seventeen times during 2005. Mr. Carey is not standing for re-election to the Board at our annual meeting and will no longer be an Audit Committee member after the meeting. Ms. Clarke has agreed to join the Audit Committee before the meeting. The functions of the Audit Committee and its activities during fiscal 2005 are described below under the heading “Report of the Audit Committee.” The Charter of the Audit Committee is attached as Appendix A to this proxy statement. The Charter of the Audit Committee is available on our Investor Relations website at http://www.gateway.com/about/corp_responsibility/board_committees.shtml and will be provided in printed form to any stockholder who requests it from us. Each member of the Audit Committee is independent (as described above) and financially literate and the Audit Committee’s chair, Mr. Lacey, is a financial expert within the meaning of applicable regulatory standards. In summary, the Audit Committee oversees management’s conduct of our financial reporting process, including:

•	The integrity of our financial statements.

•	The qualifications, independence and performance of our independent accountants and their appointment.

•	The performance of our internal audit function.

•	Our systems of internal accounting and financial controls, including internal control over financial reporting.

•	The impact of compliance with legal and regulatory requirements on the financial statements.

The Compensation Committee, consisting of Mr. Parham (chair), Ms. Clarke and Messrs. Allen, Carey, Krauss and Lacey, met eight times during 2005. As described above, Mr. Carey will not stand for re-election to the Board at our 2006 annual meeting and will no longer be a Compensation Committee member after the meeting. All of the members of the Compensation Committee are independent (as described above). The Charter of the Compensation Committee is available on our Investor Relations website at http://www.gateway.com/about/corp_responsibility/board_committees.shtml and will be provided in printed form to any stockholder who requests it from us. The functions of the Compensation Committee and its activities during fiscal 2005 are described below under the heading “Report of the Compensation Committee.” In summary, the primary purposes of the Compensation Committee are to:

•	Annually evaluate our chief executive officer’s performance and set overall compensation based on such evaluation.

•	Assist the Board in fulfilling its responsibility to oversee overall compensation of our executive officers.

•	Design, evaluate and approve the executive compensation and benefit plans, policies, and programs.

•	Approve the granting of stock or stock options or other equity to our employees.

The Corporate Governance & Nominating Committee, consisting of Ms. Clarke (chair) and Messrs. Allen, Krauss and Parham, met six times during 2005. All of the members of the Corporate Governance & Nominating Committee are independent (as described above). The Charter of the Corporate Governance & Nominating Committee is available on Gateway’s Investor Relations website at http://www.gateway.com/about/corp_responsibility/board_committees.shtml and will be provided in printed form to any stockholder who requests it from us. The primary purposes of the Corporate Governance & Nominating Committee are to:

•	Develop and recommend to the Board a set of corporate governance principles applicable to us and evaluate the Board against these adopted principles.

•	Identify individuals qualified to become members of the Board.

•	Consider any nominees recommended by stockholders.

•	Recommend to the Board candidates for service as a director on the Board and nominees for the annual meeting or any special meeting of our stockholders and to fill any vacancies or newly created directorships that may occur between such meetings.

•	Recommend candidates for membership on the various committees of the Board.

•	Lead the evaluation of Board and director performance.

•	Advise and assist the Board with respect to the compensation and retention of Board members, as appropriate.

The Board also created a special committee to conduct a search for a new chief executive officer. This committee consists of Mr. Parham (chair), Ms. Clarke and Messrs. Allen, Krauss and Lacey.

Directors’ Compensation

None of our Board members, except for the Chairman of the Board, is employed by us. Our non-employee directors are compensated as follows:

•	$75,000 per year for service on the Board ($50,000 in cash and $25,000 in Gateway common stock);

•	$25,000 per year for service on the Audit Committee, with $40,000 per year paid to the chair of the Audit Committee;

•	$20,000 per year for service on the Compensation and the Corporate Governance & Nominating Committees, with $30,000 per year paid to the chair of each of these committees;

•	$15,000 per year for service on the chief executive officer search committee, with $20,000 per year paid to the chair of this committee; and

•	an annual stock option grant for 24,000 shares under our 2000 Equity Incentive Plan immediately following each annual meeting of stockholders (all stock options granted to directors in 2005 were at an exercise price equal to the fair market value of a share of common stock on the date of grant, vesting over three years).

In addition, all Board members receive:

•	reimbursement for expenses incurred in attending our Board and committee meetings;

•	reimbursement for expenses incurred in attending any director education programs; and

•	the use of personal computers.

Any director who is also an employee of Gateway receives no additional compensation for his or her service as a Board member.

Prior to assuming the position of interim chief executive officer, Mr. Snyder, as our Chairman of the Board was entitled to receive $250,000 per year, $150,000 in cash and $100,000 in our common stock. Should Mr. Snyder return to being a non-employee Chairman, he again will be entitled to such compensation. In addition, in lieu of the annual option grant made to non-employee Board members in May 2005, Mr. Snyder received a stock option grant for 250,000 shares of our common stock under Gateway’s 2000 Equity Incentive Plan at an exercise price of $3.23, the closing price of our common stock on the date of grant, vesting over three years.

In 2005, we provided the following annual compensation to non-employee directors who are not employees:

Director	Total ($)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (#)	Non-Stock Incentive Plan Compensation ($)	All Other Compensation ($)
Quincy L. Allen(1)	—	—	—	—	—	—
Charles G. Carey	127,500	102,500	25,000	24,000	0	0
Janet M. Clarke	80,408	55,408	25,000	24,000	0	0
George H. Krauss	127,500	102,500	25,000	24,000	0	0
Douglas L. Lacey	142,500	117,500	25,000	24,000	0	0
Joseph G. Parham, Jr.	127,500	102,500	25,000	24,000	0	0
Richard D. Snyder(2)	235,000	135,000	100,000	250,000	0	0

(1)	Mr. Allen joined the Board in January 2006.
(2)	Mr. Snyder was a non-employee director until February 2006 when he became our interim chief executive officer.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Corporate Governance & Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “—Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Corporate Governance & Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Corporate Governance & Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to: Corporate Secretary, Gateway, Inc., 7565 Irvine Center Drive, Irvine, CA 92618-2930.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. To nominate a director, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with the bylaws, which state that such notice must be submitted not less than 20 days nor more than 60 days before an annual meeting. If, however, less than 30 days prior notice or public disclosure is given of the date of such meeting, notice for a stockholder director nominee candidate to be timely must be received by the close of business on the tenth day following the day on which notice of the annual meeting was mailed or such public disclosure was made.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that apply to Corporate Governance & Nominating Committee-recommended nominees for a position on our Board. Under these criteria, members of the Board should demonstrate the integrity and honesty necessary to provide sound and prudent guidance to our strategic direction and operations. They should have broad experience at the policy-making level in commercial, industrial, technology, educational, governmental, charitable, not-for-profit and/or other relevant sectors. They should be committed to enhancing stockholder value and should have the ability and expressed commitment to dedicate sufficient time and resources to perform diligently the duties of the Board and Board Committee membership. To the extent feasible, the Board should reflect the diversity of background and experience of our stockholders, employees and customers. With respect to a majority of the members of the Board, the Board must meet the standards of Board “independence” as described above. In addition, the recommended nominee must be willing to meet our minimum equity ownership guidelines (as described below) and the nominee’s age as of the election date must not exceed our mandatory director retirement age of 75, unless our Board waives the mandatory retirement age for such nominee, with such waiver only to be granted under exceptional circumstances.

Identifying and Evaluating Nominees for Directors

The Corporate Governance & Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance & Nominating Committee regularly assesses the appropriate size of the Board, and whether vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance & Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance & Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance & Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance & Nominating Committee considers properly submitted stockholder nominations for candidates for the Board. The Corporate Governance & Nominating Committee also reviews materials provided by professional search firms or other parties in connection with nominees who are not proposed by a stockholder. In evaluating such nominations, the Corporate Governance & Nominating Committee seeks to achieve a balance of knowledge, experience, capability and diversity on the Board. A professional search firm was retained in 2005 to identify and assist the Corporate Governance & Nominating Committee in identifying, evaluating and conducting due diligence on potential nominees.

Equity Ownership Guidelines

Equity ownership guidelines have been established for our directors to better ensure that they each maintain an equity stake in our common stock, and by doing so appropriately link their interests with those of our other stockholders. These guidelines provide that our directors are required to hold Gateway common stock equal to the lesser of (a) the number of shares having a value of three times the annual cash retainer for Board service, and (b) the number of unrestricted shares granted to the director during the preceding six years.

Executive Sessions

Executive sessions of non-employee directors are held at least five times a year. Any non-employee director can request that an additional executive session be scheduled. So long as our Chairman is not independent within the director independence standards discussed above, the non-employee directors will designate a presiding director for each of the scheduled meetings of non-employee directors during the year and the presiding director for each scheduled meeting shall be responsible for establishing an agenda for that session. However, if we have an independent Chairman of the Board, the Chairman will preside over the meeting.

Communications with the Board

Stockholders and other parties interested in communicating directly with a member or members of the Board or the non-management directors as a group may do so by addressing their correspondence to the Board member or members, c/o our Corporate Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications delivered to our Corporate Secretary will be forwarded to the Board or specified Board members.

Gateway’s Code of Ethics

As part of our corporate governance practices, we maintain a Code of Ethics that is applicable to all employees, including our chief executive officer, chief financial officer, principal accounting officer and controller, and our Board. Ethics training is provided to new employees when they are hired and to existing employees periodically. An Ethics Council, consisting of three executive officers appointed by the Board, reviews reported ethical issues, including complaints through our confidential ethics hotline, and advises the Audit Committee with respect to ethics-related queries. The Audit Committee must evaluate actual or potential waivers of conflict-of-interest for executive officers and directors and make recommendations to the Board concerning any action to be taken. The Board conducts an annual review of the Code of Ethics. Our Code of Ethics is available at http://www.gateway.com/about/corp_responsibility/ethics.shtml and will be provided in printed form to any stockholder who requests it from us.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our certificate of incorporation divides the Board into three classes, with all directors elected to three-year terms. Each director serves until the annual meeting of stockholders held during the year in which the director’s term expires and until the director’s successor is duly elected and qualified (or until the director resigns or is removed at an earlier date). The current term of our Class I Directors expires as of this year’s annual meeting of stockholders. The current terms expire for our Class II Directors in 2007 and for our Class III Directors in 2008. Janet M. Clarke and Quincy L. Allen, appointed as Class I directors in May 2005 and January 2006, respectively, will stand for election as Class I Directors.

Our bylaws state that directors are elected by a plurality of the votes of shares of common stock present (in person or by proxy) at the annual meeting and entitled to vote on the election of directors. As a result, the two directors nominated by the Board, Ms. Clarke and Mr. Allen, will be elected Class I Directors if the two directors receive more affirmative votes than any other nominee. In the event one of these directors is unable to continue serving as a director, the proxy holders will vote for a replacement nominee recommended by the Board at the annual meeting. Information concerning Ms. Clarke and Mr. Allen and the other members of the Board is set forth below.

Our Board of Directors recommends that you vote FOR the election of Janet M. Clarke and Quincy L. Allen as our Class I Directors.

CLASS I DIRECTORS

Janet M. Clarke, Director, 53

•	Ms. Clarke has been the President and Founder of Clarke Littlefield LLC, a firm that provides strategic advice to larger companies with an emphasis on marketing technologies, since April 2001.

•	From September 2002 to June 2003, Ms. Clarke served as Chief Marketing Officer of DealerTrack, Inc. and from February 2000 to February 2001 she was an Executive Vice President of Young & Rubicam, Inc. and Chairman and Chief Executive Officer of Knowledge Base Marketing, Inc., a subsidiary of Young & Rubicam. Before that, Ms. Clarke served as Managing Director for Global Database Marketing of Citibank and Senior Vice President of the Information Technology sector for R.R. Donnelley & Sons Company.

•	Ms. Clarke is a Director of the Asbury Automotive Group, ExpressJet Holdings Inc., and eFunds Corporation. Ms. Clarke is also a Charter Trustee of Princeton University, where she earned a B.A. degree. Ms. Clarke has also completed the Advanced Management Program at the Harvard Business School.

•	Ms. Clarke has been a Director of Gateway since May 2005. She chairs the Corporate Governance & Nominating Committee and is a member of the Compensation Committee.

Quincy L. Allen, Director, 46

•	Mr. Allen has been the Corporate Vice President of Xerox Corporation and President of the Xerox Production Systems Group since October 2004.

•	Since joining Xerox as an electrical engineer in 1982, Mr. Allen has held senior technical and management positions in areas such as supply chain, sales and marketing, and product development. In 1999, he was appointed Vice President, Worldwide Customer Services Strategy. In 2001, Mr. Allen was named Senior Vice President of North American Services and Solutions.

•	Mr. Allen received a B.S. in electrical engineering from Northeastern University in 1982 and an M.B.A from the University of Rochester in 1993.

•	Mr. Allen has been a Director of Gateway since January 2006. He is a member of the Compensation and Corporate Governance & Nominating Committees.

CLASS II DIRECTORS

Douglas L. Lacey, Director, 58

•	Mr. Lacey is a partner in the accounting firm of Nichols, Rise & Company, LLP and managing partner of its Sioux City, Iowa office. He joined Nichols, Rise & Company, LLP in 1973.

•	Mr. Lacey received a B.A. degree from Briar Cliff University in 1973.

•	Mr. Lacey has been a Director of Gateway since 1989. He chairs the Audit Committee and is a member of the Compensation Committee.

CLASS III DIRECTORS

George H. Krauss, Director, 64

•	Mr. Krauss has been an attorney with the law firm of Kutak Rock LLP in Omaha, Nebraska, since 1972 and is engaged in the firm’s corporate, mergers and acquisitions and regulatory practices. He became a partner in Kutak Rock in 1975 and became of counsel in 1997. He served as the firm’s presiding partner from 1983 to 1994.

•	Mr. Krauss is a consultant to The Burlington Capital Group LLC. Mr. Krauss serves on the Board of Directors of MFA Mortgage Investments, Inc., which is listed on the New York Stock Exchange, and West Corporation, as well as America First Apartment Investors, Inc., both of which are listed on NASDAQ. He is also on the Board of Directors of The Burlington Capital Group LLC, which is the general partner of America First Tax Exempt Investors, L.P., which is listed on NASDAQ.

•	Mr. Krauss received B.S., M.B.A. and J.D. degrees from the University of Nebraska.

•	Mr. Krauss has been a Director of Gateway since 1991. He is a member of the Audit, Compensation and Corporate Governance & Nominating Committees.

Joseph G. Parham, Jr., Director, 56

•	Mr. Parham is the Senior Vice President of Human Resources for Atlanta-based Acuity Brands, Inc, a position he has held since December 2001. From May 2000 Mr. Parham served as the Senior Vice President of Human Resources of National Services Industries, Inc. (“NSI”) until the spin-off of Acuity Brands from NSI in November 2001. Prior to joining NSI, Mr. Parham spent 25 years at Polaroid Corporation where he served in a variety of roles, including President of Polaroid Eyewear and Senior Vice President of Human Resources.

•	Mr. Parham is a member of the Board of the National Kidney Foundation of Georgia and a former member of the Board of Directors of International Multifoods Corporation.

•	Mr. Parham received a B.S. in management and an M.B.A. in economics, both from Babson College.

•	Mr. Parham has been a Director of Gateway since January 2005. He chairs the Compensation Committee and is a member of the Corporate Governance & Nominating Committee.

Richard D. Snyder, Chairman of the Board and interim Chief Executive Officer, 47

•	Mr. Snyder rejoined Gateway as interim Chief Executive Officer in February 2006.

•	Mr. Snyder serves as the Chairman and Chief Executive Officer of Ardesta, LLC, in Ann Arbor, Michigan, a company focused on bringing small tech products to the global marketplace, a position he held since 2000. Between 1997 and 2000, he was President of Avalon Investments, a venture capital management company also headquartered in Ann Arbor, Michigan. Before Avalon Investments, Mr. Snyder served as Gateway’s President and Chief Operating Officer from January 1996 until his resignation in August 1997 and was Gateway’s Executive Vice President from July 1991 until January 1996.

•	Mr. Snyder serves on the boards of various portfolio companies of Ardesta and Avalon Technology. He is also a member of the University of Michigan’s LS&A National Advisory Committee, the Samuel Zell & Robert H. Lurie Institute for Entrepreneurial Studies Advisory Board, the University of Michigan’s Technology Transfer National Advisory Committee, the Henry Ford Board of Trustees, The Nature Conservancy Michigan Chapter, the Board of the Sphinx Organization and is Chairman of Ann Arbor SPARK.

•	Mr. Snyder received B.A. (with high distinction), M.B.A. (with distinction) and J.D. degrees from the University of Michigan.

•	Mr. Snyder has been a Director of Gateway since 1991 and has served as Chairman of the Board since May 2005.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2006, subject to ratification by our stockholders. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2004. During fiscal 2005, Deloitte & Touche LLP also provided certain audit-related and tax services described in “Independent Accountant Fees” on page 26.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to any questions.

Our Audit Committee and Board of Directors recommend that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2006 fiscal year.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 1, 2006, regarding the beneficial ownership of common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of common stock;

•	each of our directors;

•	each executive officer or former executive officer named in the Summary Compensation Table on page 18; and

•	all of our directors and executive officers as a group.

No shares of Class A common stock are issued and outstanding. Except as indicated in the footnotes hereto, each director, Named Executive Officer and executive officer has (or could have upon exercise of an option vested or vesting within 60 days after March 1, 2006) sole voting and investment power (or such power together with any spouse of such person, if they are joint tenants) with respect to securities beneficially owned by such person as set forth opposite such person’s name:

Name and Address of Beneficial Owner(1)	Number of Shares(2)		% of Class(3)
Executives:
Wayne R. Inouye(4)	11,782,476		3.1%
Scott Bauhofer(5)	1,000,135
Bruce W. Smith(6)	1,000,000
John P. Goldsberry	908,687
Michael R. Tyler	422,000

Non-Employee Directors:
Richard D. Snyder(7)	817,460
Quincy L. Allen	4,448
Charles G. Carey(8)	275,740
Janet M. Clarke	31,740
George H. Krauss	271,740
Douglas L. Lacey	307,740
Joseph G. Parham, Jr.	51,740

All directors and executive officers as a group (20 persons)	21,706,833	(9)	5.6%
Theodore W. Waitt 5786 La Jolla Blvd. La Jolla, CA 92037	89,109,049	(10)	23.9%
Lap Shun Hui c/o Joui Corporation 5 Hutton Center Drive, Suite 830 Santa Ana, CA 92701	30,464,300	(11)	8.2%
Brandes Investment Partners, L.P. 11988 El Camino Real, Suite 500 San Diego, CA 92130	22,867,192	(12)	6.1%

(1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Gateway, Inc., 7565 Irvine Center Drive, Irvine, CA 92618-2930.

(2)	Includes beneficial ownership of shares of common stock which may be acquired pursuant to employee or non-employee director stock options as follows: for Mr. Inouye 10,000,000 shares, Mr. Bauhofer 1,000,000 shares, Mr. Smith 1,000,000 shares, Mr. Goldsberry 700,000 shares, Mr. Tyler 422,000 shares, Mr. Snyder 762,000 shares, Mr. Carey 264,000 shares, Ms. Clarke 24,000 shares, Mr. Krauss 264,000 shares, Mr. Lacey 288,000 shares and Mr. Parham 44,000 shares. Both employee and director stock option information includes options exercisable at or within 60 days after March 1, 2006. These individual shares are included in the numerator and denominator for that specific person in calculating the percentage of beneficial ownership, but are not deemed outstanding in the aggregate for computing the ownership percentage for each other person. As of March 1, 2006, Gateway had 372,229,940 shares of common stock outstanding.
(3)	Less than 1 percent unless otherwise indicated.
(4)	Effective February 8, 2006, Mr. Inouye resigned as Chief Executive Officer, President and director of Gateway
(5)	Mr. Bauhofer resigned his executive officer position in April 2006.
(6)	Mr. Smith resigned his executive officer position with Gateway in April 2006.
(7)	Effective February 8, 2006, Mr. Snyder was appointed by the Board as Gateway’s interim Chief Executive Officer.
(8)	Mr. Carey will not stand for re-election to the Board at Gateway’s 2006 Annual Meeting of Stockholders.
(9)	Includes only directors and executive officers serving in such capacities as of March 1, 2006, together with former executive officer named in the Summary Compensation Table. The total number of shares includes beneficial ownership of 17,918,000 shares of common stock which may be acquired pursuant to employee or non-employee director stock options by such directors and executive officers.
(10)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2006.
(11)	Based on a Schedule 13D/A filed with the SEC on February 14, 2006.
(12)	Based on a Schedule 13G filed with the SEC on February 14, 2006.

EXECUTIVE OFFICERS

A biographical summary of the business experience of our executive officers as of April 15, 2006 is listed below. Information pertaining to Mr. Snyder, who is both a director and executive officer of Gateway, may be found in the section above regarding “Class III Directors.”

Bart R. Brown, Senior Vice President, Direct, 40

•	Mr. Brown was appointed Senior Vice President, Direct in March 2006, with responsibility for overseeing our consumer and small business web and phone sales.

•	Mr. Brown previously served as President at Riverside Technologies, where he oversaw sales and marketing from September 2005 to March 2006. Prior to Micro Drive, Inc. being acquired by Riverside, Mr. Brown served as Vice President at Micro Drive from May 2004 to August 2005. Mr. Brown originally joined Gateway 1989 and held various executive positions in sales, marketing and product development, last serving as Senior Vice President, Products and Solutions, from July 2001 until he left the company in August 2002.

James R. Burdick, Senior Vice President, Professional, 46

•	Mr. Burdick was appointed Senior Vice President, Professional in April 2006, with responsibility for overseeing the business activities in the Professional segment, which includes mid-enterprise, education and government sectors.

•

Mr. Burdick previously served as Vice President, Worldwide Distribution and Americas Sales at Agilent Technologies, where he oversaw sales and management for channel semiconductor sales, Americas sales for emerging accounts, and contract manufacturing sales from July 2004 to November 2005. Prior to joining Agilent, Mr. Burdick served as Executive Vice President, Sales and Marketing at MesoSystems Technology, beginning in January 2004. Prior to joining MesoSystems, Mr. Burdick spent 17 years at Memec Group Holdings, where he served in a variety of roles, including Chief Executive Officer and President for Unique Technologies, Inc.

Robert V. Davidson, Senior Vice President, U.S. Retail, 50

•	Mr. Davidson was appointed Senior Vice President, U.S. Retail, in March 2004, with responsibility for overseeing sales of PC and consumer electronic products through third-party retailers.

•	Mr. Davidson previously served as eMachines’ Executive Vice President, Global Product Planning, commencing in May 2001.

•	Prior to joining eMachines, Mr. Davidson served as Vice President of Merchandising of Computer Hardware at Best Buy. During his six years at Best Buy beginning in 1994, Mr. Davidson held various other positions including Merchandising Manager and Strategic Marketing Manager.

Edward D. Fisher, Senior Vice President, International, 48

•	Mr. Fisher was appointed Senior Vice President, International, in December 2004, with responsibility for overseeing sales of PC and consumer electronics products outside of the U.S. and Canada, having joined Gateway in March 2004 as Senior Vice President, Product Planning.

•	Mr. Fisher previously served as eMachines’ Senior Vice President, Global Sales and Operations, commencing in August 2003, having previously served as eMachines’ Vice President, International Sales Operations, commencing March 2003.

•	Prior to joining eMachines, Mr. Fisher spent 18 years at Intel Corporation, most recently as Director of U.S. Retail Sales.

John Goldsberry, Senior Vice President and Chief Financial Officer, 51

•	Mr. Goldsberry was appointed Senior Vice President and Chief Financial Officer in August 2005, with responsibility for overseeing our financial management, control, reporting, investor relations and information technology, having joined Gateway in March 2004 as Senior Vice President, Strategy and Business Development. Mr. Goldsberry also served as Senior Vice President, Operations, Customer Care and Information Technology from April 2005 to August 2005.

•	Mr. Goldsberry previously served as eMachines’ Chief Financial Officer, commencing in January 2004. Prior to joining eMachines, Mr. Goldsberry served as Chief Financial Officer at TrueSpectra, Inc. beginning in August 2000. Prior to joining TrueSpectra, Inc., he served as Chief Financial Officer at Calibre, Inc., beginning in May 1998. Mr. Goldsberry also served as Chief Financial Officer of The Good Guys, Inc. from 1992 until 1995. Before that, he worked for Salomon Brothers and Morgan Stanley in a number of corporate finance positions.

Charles H. May, Vice President, Pricing and Configurations, 52

•	Mr. May was appointed Vice President, Pricing and Configurations in March 2004, with responsibility for product pricing and configurations.

•	Mr. May previously served as eMachines’ Vice President, where he oversaw product planning commencing in August 2001. Prior to joining eMachines, Mr. May served for two years as Vice President, Marketing at Avater.

Greg B. Memo, Senior Vice President, Products, Marketing & Web, 41

•	Mr. Memo was appointed Senior Vice President, Products, Marketing & Web, in May 2005, with responsibility for leading our product development, marketing and Web activities, having joined Gateway in March 2004 as Senior Vice President, Product & Operations.

•	Mr. Memo previously served as eMachines’ Executive Vice President, Global Platform Development and Operations, commencing in January 2003. Prior to joining eMachines, Mr. Memo served as President from April 2002 at Arima North America, a subsidiary of Taiwan-based Arima Corp., a designer and manufacturer of notebook PCs, servers and cell phones. From March 2001 to March 2002 he served as Vice President of Marketing and Operations at Archway Digital Solutions, a server start-up, and as President and Chief Operating Officer of Alta Vista from January 1999 to December 2001. Mr. Memo also served as Vice President and General Manager from 1994 to 1999 for Compaq’s consumer mobile products group.

Bruce K. Riggs, Senior Vice President, Operations and Customer Care, 43

•	Mr. Riggs was appointed Senior Vice President, Operations and Customer Care, in August 2005, with responsibility for overseeing our original design manufacturing management, logistics, procurement, forecasting, customer service and quality control.

•	Mr. Riggs previously served as Senior Vice President of Quanta Computer Inc., a Taiwanese manufacturer, commencing in February 2003. Before joining Quanta, Mr. Riggs served as the Vice President, Operations and Quality, Client Product Group of Dell Inc., beginning in September 2000. Before Dell, Mr. Riggs spent five years with Compaq Computer Corp. in a number of operations-related positions of increasing responsibility, including Vice President, World-Wide Order Management & Logistics.

Daniel J. Stevenson, Vice President, Professional Segment Management, 38

•	Mr. Stevenson was appointed Vice President, Professional Segment Management in February 2006, with responsibility for overseeing our professional business planning, strategy and marketing, having joined Gateway in April 2004 as Vice President, Mobile Product Development. Mr. Stevenson also served as Vice President, Direct from July 2005 to January 2006.

•	Mr. Stevenson previously served as a Senior Director at Apple Computer, where he oversaw worldwide sales support and reseller sales for education from March 2001 to March 2004. Prior to joining Apple, Mr. Stevenson served as a Senior Director of Business Operations and Market Research at Alta Vista, beginning in February 2000. Before Alta Vista, Mr. Stevenson spent approximately ten years at Compaq Computer Corp. where he served in a variety of roles, including Director of Consumer Notebook Product Marketing at Compaq.

Michael R. Tyler, Senior Vice President, Chief Legal and Administrative Officer, and Secretary, 49

•	Mr. Tyler was promoted to Senior Vice President, Chief Legal and Administrative Officer, and Secretary, in January 2006, with responsibility for overseeing our law and human resources organizations. Mr. Tyler joined Gateway in May 2000 and became our General Counsel and Secretary in September 2003.

•	Before joining Gateway, Mr. Tyler spent five years as Senior Corporate Counsel for Northrop Grumman Corp., where he managed legal aspects of the company’s international operations. Previously, Mr. Tyler was an associate with Heller Ehrman White & McAuliffe, in Los Angeles, and served as a law clerk to the Hon. Arthur Alcaron, circuit judge for the U.S. Court of Appeals for the Ninth Circuit. Mr. Tyler is a past chair of the International Law Section of the State Bar of California and of the European Law Committee of the American Bar Association’s Section of International Law and Practice.

EXECUTIVE COMPENSATION

The following table and related footnotes show the compensation paid during 2005, 2004 and 2003 for services rendered to Gateway and its subsidiaries by:

•	our chief executive officer in 2005; and

•	our four other most highly compensated executive officers in 2005.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation				Other Annual Compensation ($)	Long-term Compensation			All Other Compensation ($)
		Total Salary And Bonus ($)	Salary ($)	Bonus ($)			Restricted Stock Awards ($)		Securities Underlying Options (#)
Current Executives:

Wayne R. Inouye(1) Director, Chief Executive Officer & President	2005 2004 2003	1,040,400 587,077 n/a	720,000 587,077 n/a	320,400 — n/a		— — n/a	4,461,140 8,831,852 n/a	(2) (4)	— 10,000,000 n/a	5,532 — n/a	(3)

Scott Bauhofer(5) Senior Vice President, Direct	2005 2004 2003	496,050 248,308 n/a	360,000 248,308 n/a	136,050 — n/a	(6)	— — n/a	— — n/a		— — n/a	63,442 — n/a	(7)

Bruce Smith(8) Senior Vice President, Professional	2005 2004 2003	478,488 390,077 n/a	360,000 191,077 n/a	118,488 199,000 n/a	(10)	— — n/a	— — n/a		— 1,000,000 n/a	7,996 47,221 n/a	(9) (11)

John P. Goldsberry(12) Senior Vice President, Chief Financial Officer	2005 2004 2003	446,614 343,846 n/a	401,539 343,846 n/a	45,075 — n/a		— — n/a	761,140 753,426 n/a	(13) (15)	100,000 — n/a	5,230 21,901 n/a	(14) (16)

Michael Tyler. Chief Legal & Administrative Officer	2005 2004 2003	411,638 285,313 301,234	275,000 275,000 266,478	136,638 10,313 34,756		— — —	34,080 — —	(17)	50,000 — —	7,216 6,358 6,239	(18) (19) (20)

(1)	Joined Gateway in March 2004.
(2)	Represents 753,571 shares of restricted stock vested on January 3, 2005 and valued at $5.92 per share, the closing price of our common stock on that date.
(3)	Represents $3,123 matching contributions pursuant to our 401(k) plan and $2,409 for life insurance premiums.
(4)	Represents 1,507,142 shares of restricted stock granted on March 8, 2004 prior to our acquisition of eMachines, Inc. and valued at $5.86 per share, the average of the high and low price on that date.
(5)	Joined Gateway in April 2004.
(6)	Includes a $96,000 special payment.
(7)	Represents $61,746 of relocation expenses and $1,696 for life insurance premiums.
(8)	Joined Gateway in June 2004.
(9)	Represents $6,300 matching contributions pursuant to our 401(k) plan and $1,696 for life insurance premiums.
(10)	Includes a $109,000 signing bonus.
(11)	Represents relocation expenses, fully grossed up for taxes.
(12)	Joined Gateway in March 2004.
(13)	Represents 128,571 shares of restricted stock vested on January 3, 2005 and valued at $5.92 per share, the closing price of our common stock on that date.
(14)	Represents $3,531 matching contributions pursuant to our 401(k) plan and $1,699 for life insurance premiums.
(15)	Represents 128,571 shares of restricted stock granted on March 8, 2004 prior to our acquisition of eMachines, Inc. and valued at $5.86 per share, the average of the high and low price on that date.
(16)	Represents $16,681 of relocation expenses, fully grossed up for taxes and $5,220 matching contributions pursuant to our 401(k) plan.
(17)	Represents 12,000 shares of restricted stock granted on October 4, 2005 and valued at $2.84 per share, the closing price of our common stock on that date. The vesting of these shares is contingent upon Mr. Tyler’s continued employment with Gateway; 25% vests on October 4, 2006, 25% vests on October 4, 2007, 25% vests on October 4, 2008 and the remaining 25% vests on October 4, 2009, assuming continued employment through that date.
(18)	Represents $6,300 matching contributions pursuant to our 401(k) plan and $916 for life insurance premiums.
(19)	Represents $6,150 matching contributions pursuant to our 401(k) plan and $208 for life insurance premiums.
(20)	Represents $6,000 matching contributions pursuant to our 401(k) plan and $239 for life insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on options granted in 2005 and the value of such options as of December 31, 2005 held by:

•	our chief executive officer in 2005; and

•	our four other most highly compensated officers as of the end of fiscal 2005.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/Share)	Expiration Date(1)	Hypothetical Value at Grant Date ($)(2)
Executives:

Wayne R. Inouye	0	0.0%	—	—	—
Scott Bauhofer	0	0.0%	—	—	—
Bruce Smith	0	0.0%	—	—	—
John Goldsberry	100,000	0.9%	3.31	6/10/2015	208,595
Michael Tyler	50,000	0.5%	3.31	6/10/2015	104,298

(1)	Options granted vested over 4 years as follows: 10% in year one, 20% in year two, 30% in year three and 40% in year four. However, during October 2005 we accelerated the vesting of all stock options that had exercise prices greater than our current market stock price, including these options granted to Messrs. Goldsberry and Tyler.
(2)	Valuation of these options is calculated using the Black-Scholes Multiple Option valuation formula, assuming (a) a volatility of our stock price, as quoted on the New York Stock Exchange Composite index, at 67%; (b) a range of risk-free rates of return of 3.8% to 3.9% per annum; (c) zero dividends; and (d) 3.5 years from the date of vesting to the date of exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides information on options exercised in 2005 and the value of unexercised options held as of December 31, 2005 held by:

•	our chief executive officer during 2005; and

•	our four other most highly compensated officers as of the end of fiscal 2005.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In- The-Money Options at Fiscal Year-End ($)
Name			Exercisable (1)	Unexercisable	Exercisable	Unexercisable
Executives:

Wayne R. Inouye	—	—	10,000,000	—	—	—
Scott Bauhofer	—	—	1,000,000	—	—	—
Bruce Smith	—	—	1,000,000	—	—	—
John Goldsberry	—	—	700,000	—	—	—
Michael Tyler	—	—	422,000	177,500	3,075	1,025

(1)	During October 2005, we accelerated the vesting of all stock options that had exercise prices greater than our current market stock price.

EXECUTIVE OFFICER EQUITY OWNERSHIP GUIDELINES

Equity ownership guidelines have been established for our executive officers to better ensure that they each maintain an equity stake in our common stock, and by doing so appropriately link their interests with those of our other stockholders. These guidelines provide that, absent unusual personal circumstances, our Chief Executive Officer and each Senior Vice President should retain 30% of all after tax profit shares from stock options exercised and stock grants (restricted or otherwise) for at least three years (from exercise or vesting date) unless the value of his or her ownership in Gateway securities exceeds five times the base salary for the Chief Executive Officer or two and a half times the base salary for Senior Vice Presidents.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL ARRANGEMENTS

In connection with the acquisition of eMachines, Inc. in March 2004, the Compensation Committee approved an employment agreement with Wayne R. Inouye to act as our Chief Executive Officer and President. The agreement provided for a base salary of $720,000, an annual bonus target subsequently approved by the Compensation Committee for 2004 and 2005 of four times base salary, and an initial stock option grant to acquire 10,000,000 shares of common stock at a grant price of $5.19, the closing price of our stock on the closing date of the eMachines’ acquisition. The option grant vested over a four-year timeframe. However, during October 2005 we accelerated the vesting of all stock options that had exercise prices greater than our current market stock price, including this option granted to Mr. Inouye. On February 8, 2006, we entered into a separation agreement with Mr. Inouye in connection with his resignation as Chief Executive Officer, President and director of Gateway and its subsidiaries and affiliates. Under the agreement, in exchange for a general release of any claims against us, Mr. Inouye received (a) a cash payment of $720,000 (representing one year of base salary), and (b) if we pay bonuses to our executives with respect to the first quarter of 2006, a pro rata portion of the bonus Mr. Inouye would have received under the bonus plan. The stock option held by Mr. Inouye is exercisable for ninety days following his resignation in accordance with its terms. Mr. Inouye has agreed not to compete with us through December 31, 2006. We will maintain, at our expense, health insurance for Mr. Inouye and his spouse for three years after the termination of his employment.

In the event we terminate the employment of Mr. Goldsberry without cause at any time, in exchange for a release of claims, we will provide severance to Mr. Goldsberry in the amount of one year of base salary. We had an employment arrangement with Mr. Smith under which he would receive $480,000 if we terminated his employment without cause. We also had an employment arrangement with Mr. Bauhofer under which he would receive an amount of one year of base salary if we terminated his employment without cause. Mr. Smith and Mr. Bauhofer resigned their executive officer positions with Gateway in April 2006 and we are currently finalizing severance arrangements with them.

We have a Change in Control Compensation Plan, as amended (the “Plan”), for the purpose of achieving management dedication and motivation in the event of a possible change in control of Gateway. The Plan provides for severance payments to senior level management employees upon involuntary termination of employment (with certain exceptions contained in the Plan) following a change in control as defined in the Plan, and provides, in relevant part, that a senior vice president who is terminated (as defined in the Plan) within three years following a change of control shall receive a severance payment equal to two times the sum of the executive’s annual base salary and target annual bonus. Employees who cease employment due to termination for cause, death, disability or termination by the employee other than for specified good reasons are not entitled to the severance benefit. The Plan does not provide for any such payments to our Chief Executive Officer and President.

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Gateway filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Gateway specifically incorporates this Report or the performance graphs by reference therein.

The Compensation Committee of the Board of Directors is composed entirely of Directors who are “independent” within the meaning of Gateway’s and the NYSE’s director independence standards. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock incentive awards.

Executive Compensation Philosophy and Practices. The management compensation program is designed to align compensation with our business strategies, values and management initiatives. The goals of this program include the following:

•	Integrate compensation programs with both our annual and long-term strategic planning and performance management processes.

•	Attract, retain and motivate key management critical to the success of Gateway.

The key components of the compensation program are base salary, cash incentive opportunities and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, fosters teamwork and offers the opportunity to earn above-average rewards when merited by corporate performance. The marketplace is defined by comparing Gateway to a peer group of corporations with similar characteristics, including industry and technology emphasis. We use the services of independent compensation consultants to assist us in carrying out our responsibilities.

Using compensation survey data, a target for total compensation and each of its elements of base salary, incentive awards and equity-based compensation is established. The intent is to deliver total compensation that will be in the mid to upper range of pay practices of surveyed companies when merited by Gateway’s performance. To achieve this objective, a substantial portion of management pay is delivered through performance-related variable compensation programs which are based upon achievement of Gateway’s goals. Each year we review all of the elements of executive compensation to ensure that the total compensation program meets the overall objectives discussed above.

2005 Executive Cash Compensation. In 2005, total target cash compensation (including salary and target bonus) was generally set at the same level for each Senior Vice President. While many aspects of performance can be measured in financial terms, we also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees and the exercise of leadership within the industry and in the communities that Gateway serves. All of these factors were collectively taken into account by us in determining the appropriate level of total compensation for Gateway’s executive officers. We review the base salaries for our executive officers annually.

Management Incentive Plan. Our Management Incentive Plan is designed to reward Gateway employees when Gateway achieves certain financial objectives. These goals may include, but are not limited to, financial elements such as earnings per share, revenue, income and the reduction of sales, general, and administrative costs. Each year, individual incentive targets are established for incentive plan participants based on competitive survey data. Targets are set to deliver total compensation in the mid to upper range of competitive practice as warranted by Gateway’s performance. Annual bonus targets for our senior vice presidents for 2005 were 100% of base salary and 400% of base salary for our chief executive officer. Generally performance is measured on both a quarterly and annual basis. For 2005, the pre-established performance targets, which were for revenue and net income, were not met in most periods. However, based on the Gateway’s improved performance, market conditions and individual efforts during the year, we approved certain cash bonus payments to each executive officer for 2005, as set forth in the summary compensation table above. For 2006, the performance targets will be financial targets related to revenue and net income.

We receive input from our chief executive officer on the individual performance and contributions of the executive officers in connection with making compensation determinations. We make the final decision on compensation based on this input as well as our own analysis of performance and market compensation.

Equity Compensation. Gateway provides forms of equity participation as a key part of its total programs for motivating and rewarding managers. We believe that equity grants help to align executives’ interests with those of our stockholders and provide long-term incentives by basing potential value of continued service to Gateway and efforts to improve the stock price by improving Gateway’s performance. Targeted award ranges for stock option grants are generally determined by taking into account competitive practice among surveyed companies. Awards for executive officers are determined based on the established competitive equity benchmarks and our overall assessment of performance. In an effort to attract and retain senior executive talent, significant stock option grants were provided to such executive upon hiring, with a four year back end loaded vesting schedule (10% in year one, 20% in year two, 30% in year three and 40% in year four). In addition, certain executive officers received smaller mid-year stock option grants to promote continued loyalty and award individual performance. These were granted after input from our chief executive officer regarding such performance.

During October 2005, we accelerated the vesting of stock options which had exercise prices greater than our current market stock price, including stock options held by our executive officers. We believed that these “underwater” stock options were not providing motivation to employees because of the lack of perceived value in them. We also considered the accounting impact of accelerating these awards prior to implementation of the new accounting rules.

During 2005, we began to make broad-based grants of restricted stock to vice presidents and below, after reviewing competitive compensation data and the impact of adopting option expensing beginning in fiscal 2006. We reviewed the accounting consequences as well as the tax consequences of these awards. We believe that restricted stock offers a benefit in current market conditions by providing incentives to remain with Gateway until vesting. The restricted stock awards we granted in October 2005 vest 25% annually over four years, which we believe encourages top performers to remain with Gateway in the long-term. Because the recipients will receive greater benefits from their restricted stock awards if our stock price increases, we believe these awards provide incentives to work towards improving Gateway’s market performance. However, we believe that because these awards provide a benefit regardless of the performance of the stock, they will be effective retentive tools regardless of the stock performance during the short-term. Recognizing the existence of this benefit even if the stock price decreases, we grant fewer shares under restricted stock awards than we have for option grants.

Other Benefits. We approve all elements of compensation for executive officers. We have reviewed and approved additional benefits for certain officers. During 2005 this included relocation expenses and reimbursements of taxes due on certain benefits. Executive officers receive matching contributions under our 401(k) retirement plan, on the same basis as provided to all other employees participating in the plan. Gateway also pays life insurance premiums for executive officers, on the same basis as provided to all other employees. In the past, Gateway has offered executives and certain other employees the opportunity to participate in a deferred compensation plan by electing to defer receipt of cash compensation. However, we froze this plan during late 2005 because the continuing costs of maintaining the plan were not warranted based on employees’ participation rates.

Chief Executive Officer Compensation. In connection with the acquisition of eMachines, Inc. in March 2004, Gateway entered into an employment agreement with Wayne R. Inouye to act as chief executive officer and president. The agreement provided for an initial base salary of $720,000, an annual bonus target subsequently approved by the Compensation Committee for 2004 and 2005 of four times base salary, and an initial stock option grant to acquire 10,000,000 shares of common stock at a grant price of $5.19, the closing price of our stock on the closing date of the eMachines acquisition. The option grant had a four year back end loaded vesting schedule (10% in year one, 20% in year two, 30% in year three and 40% in year four), intended to encourage long-term retention. In addition, the employment agreement provided that if upon or within twelve (12) months following a change of control as defined in the agreement, Mr. Inouye’s employment was terminated by Mr. Inouye for good reason as defined in the agreement, or by Gateway for any reason other than Mr. Inouye’s death, disability or for cause, Mr. Inouye would receive the following payments and benefits: (i) the full vesting and exercisability of all stock options granted by Gateway to Mr. Inouye; (ii) severance compensation of one year of base salary; (iii) health benefits for three years; and (iv) a prorated bonus.

During September 2005, we approved the accelerated vesting of all of Gateway’s underwater stock options on October 4, 2005 as described above, including all options held by Mr. Inouye.

For fiscal 2005, Mr. Inouye’s target bonus was four times base salary or $2,880,000. Although Gateway’s performance criteria for 2005 were not met, we believed that a partial cash bonus was appropriate for Mr. Inouye because certain segments of Gateway’s business had significantly out-performed internal plans, such as retail and international. Based on these factors, we approved a cash bonus payment to Mr. Inouye in the amount of $320,400.

Mr. Inouye’s employment ended on February 8, 2006. In connection with his departure, after considering the contributions made by Mr. Inouye, we approved a separation package for Mr. Inouye consistent with the terms of his employment agreement.

Tax Deductibility. It is the Compensation Committee’s policy to consider deductibility under Section 162(m) of the Code in determining compensation arrangements for our “covered employees.” The Committee, however, weighs the benefits of full deductibility with the objectives of the management compensation program and, when the Committee believes to do so is in the best interest of Gateway and its stockholders, it will make compensation arrangements which may not be fully deductible under Section 162(m).

The Compensation Committee

Joseph G. Parham, Jr., Chairman

Quincy L. Allen

Charles G. Carey

Janet M. Clarke

George H. Krauss

Douglas L. Lacey

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

None of the members of our Compensation Committee were officers or employees of Gateway or any of its subsidiaries during the 2005 fiscal year, were formerly an officer of Gateway or any of its subsidiaries, or had any other relationship requiring disclosure. None of the members of the Compensation Committee had any interlocking relationship as defined by the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Gateway filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Gateway specifically incorporates this Report by reference therein.

The Audit Committee is comprised of the three non-employee directors named below, each of whom satisfies the independence requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee assists the Board in its oversight of Gateway’s auditing, accounting, financial reporting and internal control functions. The Audit Committee also evaluates the qualifications, independence and performance of Gateway’s independent accountants. The Audit Committee approves in advance all audit services and all non-audit services to be performed by Gateway’s independent accountants. The Audit Committee has adopted a written charter, which has been approved by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement.

The Audit Committee serves in an oversight capacity and is not intended to be part of our operational or decision making process. Our principal purpose is to monitor these processes and review Gateway’s financial reporting process on behalf of the Board. Our management has primary responsibility for the financial statements and the reporting process. Our independent accountant for 2005, Deloitte & Touche LLP (“D&T”), was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. D&T reported directly to the Audit Committee.

The Audit Committee has discussed with our internal auditors and D&T the overall scope and plans for their respective audits. The Audit Committee also met with our internal auditors and D&T, with and without management present, to discuss the results of their examinations, the evaluation of our internal controls, management’s representations regarding internal control over financial reporting, and the overall quality of our financial reporting.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with Gateway’s management and D&T the audited financial statements, as well as the representations of management and D&T’s opinion thereon regarding Gateway’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

2.	The Audit Committee has discussed with D&T the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as amended by SAS No. 89 and No. 90.

3.	The Audit Committee has received the written disclosures and the letter from D&T as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with D&T that firm’s independence from Gateway and Gateway’s management.

4.	The Audit Committee has considered whether the provision of services covered by “All Other Fees” is compatible with maintaining D&T’s independence.

Based on the review and discussion referred to in paragraphs (1) through (4) above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission, and approved the appointment of D&T as independent accountants for Gateway for 2006, subject to ratification by our stockholders.

The Audit Committee

Douglas L. Lacey, Chairman

Charles G. Carey

George H. Krauss

CHANGE IN INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2003. On March 4, 2004, PwC informed us that it declined to stand for reelection for the year ending December 31, 2004. The reports of PwC on Gateway’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with PwC’s audits of our financial statements for those years and through March 4, 2004, there had been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its report on our financial statements for such years. During those years and through March 4, 2004, there had been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

INDEPENDENT ACCOUNTANT FEES

During 2005, in addition to retaining D&T to audit the consolidated financial statements for 2005, we retained D&T, and other accounting and consulting firms, to provide various non-audit services. During 2005, D&T rendered no professional services to us in connection with the design and implementation of financial information systems. The following table presents fees for services rendered by D&T for the audit of our consolidated financial statements and fees billed for non-audit services rendered by D&T for 2005 and 2004:

	2005	2004	Description of Fees
Audit Fees	$1,874,000	$2,389,000	For services rendered for the annual audit, the nine- month audit (2004 only) and quarterly reviews of our consolidated financial statements.
Sarbanes Oxley Section 404 Attestation	1,787,000	1,836,000	For D&T’s audit of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act of 2002.

Total Audit Fees	$3,661,000	$4,225,000
Audit-Related Fees	362,000	67,000	For services related to audits of our employee benefit plans, Form S-3 and S-8 filings and other SEC compliance matters.
Tax Fees	316,000	599,000	For tax compliance, advice and preparation.
All Other Fees	—	—

	$4,339,000	$4,891,000

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approval of all audit and non-audit services to be performed by our independent accountants. The Audit Committee may consult with management in the decision making process but may not delegate this authority to management. The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to pre-approve non-audit services of D&T if such approval is necessary or desirable at a time when the Audit Committee is not scheduled to meet, provided that the Chairman shall so advise the Audit Committee at the next scheduled meeting. All non-audit services performed by D&T in 2005 were pre-approved by the Audit Committee, which concluded that the provision of such services by D&T was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total return assuming the investments of $100 from December 31, 2000 through December 31, 2005 (and the reinvestment of dividends thereafter) in each of our common stock, the S&P 500 Index and the S&P Computer Hardware Index. Past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

CERTAIN TRANSACTIONS WITH RELATED PARTIES

During the first eleven months in 2005, Gateway made rental payments for the North Sioux City, South Dakota Gateway store totaling $126,862 pursuant to a lease agreement with a company indirectly controlled by Mr. Waitt. The company sold the property effective November 30, 2005 to an un-related party. Gateway believes that we paid fair market value for the lease based on an independent study at the time we entered into the lease of comparable rental rates in the local real estate market. While the South Dakota Gateway store has been closed since September 2004, the lease agreement continues through September 2007. We continue to actively market the property for sublease opportunities. In addition, certain companies owned by Mr. Waitt and the Waitt Family Foundation have purchased our products and services at retail prices.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and greater than 10% beneficial owners to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Based on company records, we believe that during fiscal 2005 all of our directors, executive officers and greater than 10% beneficial owners complied with such Section 16(a) filing requirements.

SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2007 annual meeting of stockholders must be received in writing by our Corporate Secretary at our principal executive offices no later than December 15, 2006 to be considered for inclusion in the proxy statement and proxy relating to that meeting. A stockholder proposal submitted after that date but not less than 60 days nor more than 90 days before the 2007 annual meeting, may be presented at the annual meeting if such proposal complies with the notice and other requirements in our bylaws but will not be included in our proxy materials. If, however, less than 50 days prior notice or public disclosure is given of the date of such meeting, notice for a stockholder proposal to be timely must be received by the close of business on the tenth day following the day on which notice of the annual meeting was mailed or such public disclosure was made. If a stockholder proposal is submitted after the applicable date, it will be considered not properly brought before the meeting and if presented, the persons named on the proxy card may vote in their discretion regarding such proposal all of the shares for which proxies have been received.

OTHER INFORMATION

We have retained the services of UMB Bank to assist in the distribution of proxy materials and we will reimburse UMB for its expenses. We will bear the full expense of the preparation and mailing of this Proxy Statement and accompanying materials. We will reimburse brokers, fiduciaries and custodians for their expenses in forwarding proxy materials to beneficial owners of common stock held in their names. The solicitation of proxies will be made primarily by mail, although proxies also may be solicited personally by telephone or other means of communication by our directors, officers and employees (for which they will receive no additional compensation).

Only one Proxy Statement and set of accompanying materials is being delivered by us to multiple security holders sharing an address until we receive contrary instructions from one or more of the security holders. We will deliver, promptly upon written or oral request, a separate copy of the Proxy Statement and accompanying materials to a security holder at a shared address to which a single copy of the documents was delivered. A security holder who wishes to receive a separate copy of the Proxy Statement and accompanying materials now or in the future, or security holders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a written request to Investor Relations, Gateway, Inc., Mail Drop Y-15, 610 Gateway Drive, North Sioux City, South Dakota 57049-2000 or call 800-846-4503.

We also make available free of charge on our Internet website at http://investor.gateway.com/edgar.cfm the following reports and amendments to those reports, filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC:

•	our annual report on Form 10-K;

•	our quarterly reports on Form 10-Q; and

•	our current reports on Form 8-K.

By Order of the Board of Directors

Michael R. Tyler Senior Vice President, General Counsel & Secretary

Irvine, California

April 19, 2006

Appendix A

GATEWAY, INC.

AUDIT COMMITTEE CHARTER

I.	Purpose

The primary purpose of the Audit Committee (the Committee) is to assist the Board of Directors (the Board) in fulfilling its responsibility to oversee management’s conduct of Gateway’s financial reporting process, including (i) the integrity of the financial statements of Gateway, (ii) the qualifications, independence and performance of Gateway’s independent auditors, (iii) the performance of Gateway’s internal audit function, (iv) Gateway’s systems of internal accounting and financial controls, and (v) Gateway’s compliance with legal and regulatory requirements. The Committee shall also be responsible for preparing the Audit Committee Report for inclusion in Gateway’s proxy statement, in accordance with applicable rules and regulations. The Committee shall also undertake such other duties as may be assigned by the Board.

II.	Membership

The Committee shall be comprised of not less than three members of the Board, as determined by the Board, and the Committee’s composition will meet the requirements of the New York Stock Exchange or other principal exchange on which Gateway’s common stock may be listed and any additional requirements set forth in Gateway’s Corporate Governance Guidelines.

Accordingly, all of the members will be directors:

(a)	Who have no relationship to Gateway that may interfere with the exercise of their independence from management and Gateway, including any relationship, other than service on the Board or its committees, that would cause such person to be deemed an affiliate of Gateway or its subsidiaries;

(b)	Who receive no compensation from Gateway other than compensation for service as a member of the Board or its committees; and

(c)	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, the Committee chair shall be a financial expert.

Committee members shall be appointed by the Board annually and may be removed by the Board at any time. The Board shall designate the Chair of the Committee.

III.	Key Responsibilities

The Committee’s job is one of oversight and it recognizes that Gateway’s management is responsible for preparing Gateway’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Board and the Committee are in place to represent Gateway’s stockholders; accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

Additionally, the Committee recognizes that management, as well as the independent auditors, have more time, knowledge and more detailed information about Gateway than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any special assurance as to the completeness and accuracy of Gateway’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of Gateway and the power to retain outside counsel, auditors or other experts for this purpose.

In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is authorized to undertake, and has responsibility for, the following matters:

(a)	Independent Auditors

(i)	The Committee shall have sole authority to select, retain, and/or replace and to determine the compensation of the independent auditors that audit the financial statements of Gateway, subject to shareholder ratification if requested by the Committee. The independent auditors shall report directly to the Committee.

(ii)	The Committee shall approve in advance all audit services and all non-audit services to be performed by the independent auditors for Gateway. The Committee may consult with management in the decision making process but may not delegate this authority to management. The Committee may, from time to time, delegate its authority to approve non-audit services on a preliminary basis to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

(iii)	The Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan.

(iv)	The Committee shall review with the independent auditors any audit problems or difficulties and management’s response.

(v)	The Committee shall establish a policy with respect to Gateway hiring of employees or former employees of the independent auditors.

(vi)	The Committee shall evaluate the independent auditors’ qualifications, performance and independence on at least an annual basis and shall:

A.	request from the independent auditors annually, a report describing: the audit firm’s internal quality-control procedures, and any material issues raised by (i) the most recent internal quality-control review or peer review, of the firm, or (ii) by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and all relationships between the independent auditors and Gateway; and

B.	review and evaluate the performance of the lead partner of the independent auditor team, taking into account opinions of management and the internal auditors.

(b)	Internal Auditors

(i)	The head of internal audit shall report jointly to the Committee and senior management.

(ii)	The Committee shall take appropriate actions to ensure the independence and objectivity of the internal auditors.

(iii)	The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the head of internal audit.

(iv)	At least annually, the Committee shall evaluate the performance and objectivity of Gateway’s internal audit function, including responsibilities, work plan, budget and staffing.

(c)	Financial Statements; Disclosure and Other Risk Management and Compliance Matters

(i)	The Committee shall review and discuss with management and the independent auditors the audited financial statements to be included in Gateway’s Form 10-K, including Gateway’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” its discussion of critical accounting policies, and shall review and consider with the independent auditors any audit problems or difficulties and management’s response, including the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61; these reviews shall occur before the Form 10-K is filed with the SEC.

(ii)	The Committee shall review and discuss with management and the independent auditors the quarterly financial statements to be included in Gateway’s Form 10-Q, including Gateway’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, to the extent required, its discussion of critical accounting policies, and shall review and consider with the independent auditors any audit problems or difficulties and management’s response, including the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61; these reviews shall occur before the Form 10-Q is filed with the SEC.

(iii)	The Committee shall discuss with management and the independent auditors the quality and adequacy of Gateway’s internal controls.

(iv)	The Committee shall discuss with management Gateway’s guidelines and policies with respect to risk assessment and risk management, including Gateway’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

(v)	The Committee shall periodically conduct a general discussion of the practices and policies, including types of information to be disclosed and type of presentation to be made, related to Gateway’s earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and/or rating agencies.

(vi)	The Committee shall establish and periodically review procedures for the receipt, retention, and treatment of any complaints received by Gateway regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Gateway employees of any concerns regarding questionable accounting or auditing matters.

(vii)	The Committee shall review any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

(viii)	The Committee shall review any major issues regarding accounting principles and financial statement presentations, including any significant changes in Gateway’s selection or application of accounting principles.

(ix)	The Committee shall review and approve any material changes to reserves and material charges for asset impairment (including impairment of securities or goodwill).

(x)	The Committee shall review acquisitions or dispositions of a significant amount of assets, outside of the ordinary course of business.

(xi)	The Committee shall review the effect of regulatory and accounting initiatives or actions applicable to Gateway.

(xii)	The Committee shall review and approve any material long-term debt obligation, capital lease obligation, operating lease obligation, or short-term debt obligation that arises other than in the ordinary course of business, or an obligation under an off-balance sheet arrangement and structures on the financial statements of Gateway.

(xiii)	The Committee shall review and make recommendations to the Board concerning any plans by management to exit or dispose of a long-lived asset or termination of employees, under which material charges would be incurred.

(xiv)	The Committee shall review and approve any position by management that any previously issued financial statements no longer should be relied upon because of an error.

(xv)	The Committee shall, in conjunction with the CEO and CFO of Gateway, review Gateway’s disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

(xvi)	The Committee shall prepare the Audit Committee Report that SEC rules require to be included in Gateway’s annual proxy statement.

(xvii)	The Committee shall evaluate any actual or potential conflicts of interests or other alleged violations that may arise under Gateway’s Code of Ethics or otherwise with respect to executive officers and directors of Gateway and recommend to the Board any action to be taken.

(xviii)	The Committee shall undertake an annual evaluation of the performance of the Committee and report the results of the evaluation to the Board directly or through the Corporate Governance & Nominating Committee.

(xix)	The Committee shall review and assess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

IV.	Procedures

The Committee shall meet on a regular basis and at such times as the Committee deems appropriate to discharge its oversight role. The Committee shall report to the full Board at the first Board meeting following each such Committee meeting. The Committee shall meet separately, at least quarterly, with (i) management, (ii) the internal auditors and (iii) the independent auditors. The Committee may delegate its authority to subcommittees when it deems appropriate and in the best interest of Gateway.

PROXY Gateway, Inc. PROXY

Proxy for Annual Meeting of Stockholders, Wednesday, May 17, 2006

The undersigned hereby appoints Michael R. Tyler, Mark Dickey and Robert M. Saman, or any one of them (the “Appointed Proxies”), with power of substitution to each, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Gateway, Inc. (“Gateway”) to be held on Wednesday, May 17, 2006 at 9:00 a.m., Pacific Time (the “Annual Meeting”), and at any adjournments or postponements thereof.

This Proxy, solicited on behalf of Gateway’s Board of Directors, will be voted as directed. If no direction to the contrary is indicated, it will be voted (1) for the election of the named nominees as directors; (2) for the ratification of the appointment of Gateway’s independent registered public accounting firm; and (3) as recommended by Gateway’s Board of Directors of, if no recommendation is given, in the Appointed Proxies own discretion as to such other matters as may properly come before the Annual Meeting.

The undersigned ratifies all that the Appointed Proxies, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies previously given to vote at the Annual Meeting and any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued and to be signed on reverse side.)

Cut or tear along perforated edge

GATEWAY, INC. ANNUAL MEETING

Westin South Coast Plaza 686 Anton Blvd Costa Mesa, CA 92626

Wednesday, May 17, 2006 9:00 a.m., Pacific Time

Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2. FOR WITHHELD

1. Election of Directors.

Nominees: Janet M. Clarke and Quincy L. Allen as Class I directors for a term of three (3) years.

FOR AGAINST ABSTAIN

2. Ratification of the appointment of Deloitte

& Touche LLP as Gateway’s independent registered public accounting firm.

To withhold authority to vote for any individual, mark “For” and write such nominee’s name on the line below:

If any other business is brought before the Annual Meeting and any adjournments or postponements thereof, this Proxy will be voted as recommended by Gateway’s Board of Directors of, if no recommendation is given, in the Appointed Proxies own discretion.

Dated:

            (Signature) (Date)

            (Signature) (Date)

Please sign exactly as name(s) appear to the left. When signing in fiduciary or representative capacity, please add your full title. If shares are registered in more than one name, all holders must sign. If signature is for a corporation, the handwritten signature and title of an authorized officer are required, together with the full corporate name.

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INSTRUCTION CARD INSTRUCTION CARD

Gateway, Inc.

7565 IRVINE CENTER DRIVE, IRVINE, CA 92618

VOTING INSTRUCTIONS TO: FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE OF THE

GATEWAY, INC. RETIREMENT SAVINGS PLAN (“PLAN”)

I hereby direct that the voting rights pertaining to shares of common stock of Gateway, Inc. (“Gateway”) held by the trustee and attributable to my account in the above-described Plan shall be exercised at the Annual Meeting of Stockholders of Gateway to be held May 17, 2006, and at any adjournment or postponement of such meeting, in accordance with the instructions below.

If the instruction card is not returned or if no direction is given when the duly executed instruction card is returned, the shares credited in my Gateway Common Stock Fund Account will be voted on each ballot item in accordance with the terms of the Plan.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued and to be signed on reverse side.)

Cut or tear along perforated edge

GATEWAY, INC. ANNUAL MEETING

Westin South Coast Plaza 686 Anton Blvd Costa Mesa, CA 92626

Wednesday, May 17, 2006 9:00 a.m., Pacific Time

Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2. FOR WITHHELD

1. Election of Directors.

Nominees: Janet M. Clarke and Quincy L. Allen as Class I directors for a term of three (3) years.

To withhold authority to vote for any individual, mark “For” and write such nominee’s name on the line below:

FOR AGAINST ABSTAIN

2. Ratification of the appointment of Deloitte

& Touche LLP as Gateway’s independent registered public accounting firm.

If any other business is brought before the Annual Meeting and any adjournments or postponements thereof, this Proxy will be voted in accordance with the terms of the Plan.

Dated:

            (Signature) (Date)

            (Signature) (Date)

Please sign exactly as name(s) appear to the left. When signing in fiduciary or representative capacity, please add your full title. If shares are registered in more than one name, all holders must sign. If signature is for a corporation, the handwritten signature and title of an authorized officer are required, together with the full corporate name.

Cut or tear along perforated edge